UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2010

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2010, TomoTherapy Incorporated (the "Company") entered into an Amendment (the "Amendment") to the Supply Agreement (the "Supply Agreement") with an effective date of June 25, 2008, with Hitachi Medical Corporation ("Hitachi"), for the purchase and sale of xenon gas detectors on a non-exclusive basis. This Amendment is effective as of September 9, 2010.

The Amendment extends the initial term of the Supply Agreement, thereby increasing the Company’s minimum purchase obligations for detectors over the life of the Supply Agreement. The Amendment also adjusts the price paid by the Company for each detector purchased, and adjusts Hitachi’s production capacity for the detectors. The Amendment further obligates the Company to purchase the remaining inventory of a certain component used in the detectors upon expiration of the Supply Agreement.

All other terms and conditions of the Supply Agreement remain in effect as set forth therein.

The foregoing discussion of the terms and conditions of the Amendment does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, as redacted in accordance with a request for confidential treatment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number Description
10.1 * Amendment to Supply Agreement dated September 9, 2010, between the Company and Hitachi Medical Corporation

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the exhibit to this current report on Form 8-K and submitted separately to the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

September 10, 2010	By:	/s/ Thomas E. Powell

Name: Thomas E. Powell
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Supply Agreement dated September 9, 2010, between the Company and Hitachi Medical Corporation